Exhibit 99

From:    Cathy Schulze (news media)
414-221-4444
cathy.schulze@we-energies.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

May 1, 2018

WEC Energy Group posts first-quarter results

Reaffirms earnings guidance of $3.26 to $3.30 per share, with an expectation of reaching the top end of the range

MILWAUKEE - WEC Energy Group (NYSE: WEC) recorded net income of $390.1 million, or $1.23 per share, for the first quarter of 2018 - up from $356.6 million, or $1.12 per share, for the first quarter of 2017.

Consolidated revenues totaled $2.3 billion for the first quarter of 2018, level with last year's first quarter.

"The solid results we posted for the opening quarter of 2018 were driven by stronger than expected demand for both natural gas and electricity," said Gale Klappa, Chairman and Chief Executive Officer. "Colder winter temperatures, a strengthening economy, and efficiency gains across our system were all positive factors that lifted our earnings above year ago levels," he added.

Natural gas deliveries in Wisconsin, excluding gas used for power generation, rose by 11.2 percent in the first quarter of 2018, compared to the first quarter of 2017. On a weather-normal basis, natural gas deliveries grew by 4.9 percent.

Retail deliveries of electricity by the Wisconsin and Michigan utilities - excluding the iron ore mine in Michigan’s Upper Peninsula - increased by 1.6 percent, compared to the first quarter of 2017.

Residential electricity use rose by 4.6 percent. In the large commercial and industrial segment - excluding the iron ore mine - electricity use was 0.7 percent higher. Electricity consumption by small commercial and industrial customers was up 0.1 percent from the year ago quarter.

Overall, on a weather-normal basis, retail deliveries of electricity - excluding the iron ore mine - were even with last year's first quarter.

Exhibit 99

At the end of March, the WEC Energy Group utilities were serving approximately 9,000 more electric and 27,000 more natural gas customers than at the same time a year ago.

The company is reaffirming its earnings guidance of $3.26 to $3.30 per share, with an expectation of reaching the top end of the range, assuming normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time on Tuesday, May 1. The call will review 2018 first-quarter earnings and the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 844-840-1623 up to 15 minutes before it begins. The number for international callers is 631-625-3204. The conference ID is 6377454.

Conference call access also is available at wecenergygroup.com. Select ‘First Quarter Earnings Release and Conference Call’ and then select ‘Webcast.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time on Tuesday, May 1.

Replay

A replay will be available on the website and by phone approximately two hours after the call. The phone replay will remain accessible through May 14, 2018. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 6377454.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com), is a Fortune 500 company and a component of the S&P 500. The company has approximately 50,000 stockholders of record, 8,000 employees, and more than $31 billion of assets.

Forward-looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to

Exhibit 99

risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of the American Transmission Company; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2017 and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2018	2017
Operating revenues	$2,286.5	$2,304.5

Operating expenses
Cost of sales	972.1	941.1
Other operation and maintenance	511.9	504.5
Depreciation and amortization	208.6	194.6
Property and revenue taxes	48.8	49.6
Total operating expenses	1,741.4	1,689.8

Operating income	545.1	614.7

Equity in earnings of transmission affiliates	32.8	41.9
Other income, net	7.5	18.3
Interest expense	106.7	104.7
Other expense	(66.4)	(44.5)

Income before income taxes	478.7	570.2
Income tax expense	88.3	213.3
Net income	390.4	356.9

Preferred stock dividends of subsidiary	0.3	0.3
Net income attributed to common shareholders	$390.1	$356.6

Earnings per share
Basic	$1.24	$1.13
Diluted	$1.23	$1.12

Weighted average common shares outstanding
Basic	315.5	315.6
Diluted	316.9	317.2

Dividends per share of common stock	$0.5525	$0.5200

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$48.1	$38.9
Accounts receivable and unbilled revenues, net of reserves of $160.5 and $143.2, respectively	1,356.8	1,350.7
Materials, supplies, and inventories	376.0	539.0
Prepayments	165.9	210.0
Other	34.0	74.9
Current assets	1,980.8	2,213.5

Long-term assets
Property, plant, and equipment, net of accumulated depreciation of $8,819.8 and $8,618.5, respectively	21,466.3	21,347.0
Regulatory assets	2,929.7	2,803.2
Equity investment in transmission affiliates	1,598.9	1,553.4
Goodwill	3,052.8	3,053.5
Other	757.1	619.9
Long-term assets	29,804.8	29,377.0
Total assets	$31,785.6	$31,590.5

Liabilities and Equity

Current liabilities
Short-term debt	$1,200.3	$1,444.6
Current portion of long-term debt	957.9	842.1
Accounts payable	592.8	859.9
Accrued payroll and benefits	107.4	169.1
Other	747.5	553.6
Current liabilities	3,605.9	3,869.3

Long-term liabilities
Long-term debt	8,617.5	8,746.6
Deferred income taxes	3,069.9	2,999.8
Deferred revenue, net	538.1	543.3
Regulatory liabilities	3,924.3	3,718.6
Environmental remediation liabilities	617.2	617.4
Pension and OPEB obligations	523.1	397.4
Other	1,191.4	1,206.3
Long-term liabilities	18,481.5	18,229.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,538,808 and 315,574,624 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,267.3	4,278.5
Retained earnings	5,392.7	5,176.8
Accumulated other comprehensive income	4.6	2.9
Common shareholders' equity	9,667.8	9,461.4

Preferred stock of subsidiary	30.4	30.4
Total liabilities and equity	$31,785.6	$31,590.5

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2018	2017
Operating Activities
Net income	$390.4	$356.9
Reconciliation to cash provided by operating activities
Depreciation and amortization	208.6	194.6
Deferred income taxes and investment tax credits, net	17.0	150.2
Contributions and payments related to pension and OPEB plans	(5.3)	(106.0)
Equity income in transmission affiliates, net of distributions	7.1	(6.7)
Change in –
Accounts receivable and unbilled revenues	(60.1)	55.0
Materials, supplies, and inventories	163.0	170.5
Other current assets	81.3	41.2
Accounts payable	(170.9)	(212.7)
Other current liabilities	128.6	90.8
Other, net	134.3	(19.2)
Net cash provided by operating activities	894.0	714.6

Investing Activities
Capital expenditures	(439.6)	(329.7)
Capital contributions to transmission affiliates	(12.8)	(27.6)
Proceeds from the sale of assets and businesses	0.8	13.1
Proceeds from the sale of investments held in rabbi trust	16.5	8.6
Other, net	(0.7)	2.5
Net cash used in investing activities	(435.8)	(333.1)

Financing Activities
Exercise of stock options	2.1	5.9
Purchase of common stock	(15.8)	(20.2)
Dividends paid on common stock	(174.2)	(164.1)
Retirement of long-term debt	(12.6)	(12.0)
Change in short-term debt	(244.3)	(189.8)
Other, net	(0.3)	(0.6)
Net cash used in financing activities	(445.1)	(380.8)

Net change in cash, cash equivalents, and restricted cash	13.1	0.7
Cash, cash equivalents, and restricted cash at beginning of period	58.6	72.7
Cash, cash equivalents, and restricted cash at end of period	$71.7	$73.4